                                                                   EXHIBIT 23.02

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Equity Incentive Plan, the 1999 Equity Incentive Plan, and the 1999 Employee Stock Purchase Plan of Broadbase Software, Inc. of our report dated March 5, 1999, with respect to the consolidated financial statements of Broadbase Software, Inc. included in its Registration Statement (Form S-1 No. 333-82251) as amended on September 21, 1999, and the related Prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933.

     Our audits also included the financial statement schedule of Broadbase Software, Inc. listed in Item 16(b) to the Registration Statement (Form S-1). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                                           /s/ Ernst & Young LLP

San Jose, California
September 22, 1999